UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 11, 2024

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On April 11, 2024, Transocean Ltd. (“Transocean”) issued a press release announcing the commencement of an offering by Transocean Inc. (the “Company”) (the “Offering”) of $1,500,000,000 aggregate principal amount of Senior Notes due 2029 and Senior Notes due 2031 in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also on April 11, 2024, Transocean issued a press release announcing the commencement by the Company of offers to purchase for cash (the “Tender Offers”) any and all of its outstanding 11.50% Senior Guaranteed Notes due 2027 (the “2027 Super Priority Guaranteed Notes”) and 7.25% Senior Notes due 2025 (the “2025 Priority Guaranteed Notes,” collectively with the 2027 Super Priority Guaranteed Notes, the “Tender Notes”). The Tender Offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 11, 2024 (the “Offer to Purchase”), including the Company’s completion of an offering of debt securities in aggregate principal amount of at least $1,500,000,000 on terms satisfactory to it and the related Notice of Guaranteed Delivery (as defined in the Offer to Purchase). A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Company is in advanced discussions with certain of the lenders under its credit agreement dated June 22, 2018 (as amended, the “Revolving Credit Facility”) to extend such lenders’ commitments under the Revolving Credit Facility by three years from the current maturity date of June 22, 2025. The Company expects any such amendment to result in a reduction in aggregate commitments from the lenders thereunder to a range that the Company believes will continue to provide sufficient liquidity for a credit facility of this type. However, there can be no assurance that any amendment to the Revolving Credit Facility will be executed on the expected timeline or at all, and the Offering is not conditioned upon the execution of such amendment to the Revolving Credit Facility.

The information furnished pursuant to this Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Transocean (including any filing under the Securities Act), whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release of Transocean Ltd., dated April 11, 2024, announcing the Offering.
99.2	Press release of Transocean Ltd., dated April 11, 2024, announcing the Tender Offers.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

Forward Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions.

Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that may cause actual results to vary include, but are not limited to, risks relating to the terms and timing for completion of the amendment to the Revolving Credit Facility, the Offering and the Tender Offers, including the acceptance for purchase of any Tender Notes validly tendered and the expected expiration time and the satisfaction or waiver of certain conditions of the Tender Offers, conditions in financial markets, investor response to the Offering and the Tender Offers, and other risk factors as detailed from time to time in Transocean Ltd.’s reports filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: April 11, 2024	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person